UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FreeSeas Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A

State of incorporation or organization)	(I.R.S. Employer Identification No.)

93 Akti Miaouli, Piraeus, Greece

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑
Securities Act registration statement file number to which this form relates: 333-124825
Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class
to be so registered
Common stock, par value US $.001 per share

Class W Warrants to purchase Common Stock, par value US $.001 per share

Class Z Warrants to purchase Common Stock, par value US $.001 per share

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the common stock and warrants of FreeSeas Inc., a corporation formed under the laws of the Republic of the Marshall Islands (the “Company”). The description of the common stock and the warrants set forth in the section titled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form F-1 (Registration No. 333-124825), filed with the Securities and Exchange Commission on May 11, 2005 and amended on July 22, 2005, October 11, 2005 and November 7, 2005 (as amended, the “Registration Statement”) and in the definitive Prospectus filed pursuant to Rule 424(b) on November 10, 2005, is hereby incorporated by reference herein. Any prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits.
     The following exhibits to this Form 8-A have been previously filed as exhibits to the Registration Statement and are hereby incorporated by reference herein.
Amended and Restated Articles of Incorporation of FreeSeas Inc. (formerly known as Adventure Holdings S.A.) (filed as Exhibit 3.1 to the Registration Statement)
Amended and Restated By-Laws of FreeSeas Inc. (formerly known as Adventure Holdings S.A.) (filed as Exhibit 3.2 to the Registration Statement)
Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registration Statement)
Form of Class W Warrant (filed as Exhibit 4.3 to the Registration Statement)
Form of Class Z Warrant (filed as Exhibit 4.4 to the Registration Statement)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FreeSeas Inc. (Registrant)
Date: December 15, 2005	By:	/s/ George D. Gourdomichalis
		Name:	George D. Gourdomichalis
		Title:	President/Director

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